UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 17, 2006 (May 11, 2006)

DRS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08533	13-2632319
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

5 Sylvan Way, Parsippany, New Jersey 07054

(Address of principal executive offices)

(973) 898-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 16, 2006 a press release was issued announcing that Robert F. Mehmel, age 43, has been promoted to executive vice president and chief operating officer of DRS Technologies, Inc. (DRS or the Company), effective May 11, 2006. In this position, Mr. Mehmel will provide oversight of all of DRS’s domestic and international operations.

Mr. Mehmel joined the Company in January 2001 as executive vice president, business operations and strategy, and has over 20 years of experience in corporate development, finance and strategic planning in the aerospace, defense and high-technology industries. At DRS, he has been responsible for the review and analysis of corporate-wide operational activities, as well as the development and implementation of strategic planning initiatives to ensure the achievement of long-term business objectives. He also has led the efforts for identification, analysis and qualification of acquisition candidates and the management of post-acquisition integration efforts.

Before joining DRS, Mr. Mehmel was director, corporate development, at Jabil Circuit, Inc. Prior to that, he was vice president, planning, at L-3 Communications Holdings, Inc. Earlier, Mr. Mehmel held various positions in divisional and corporate management with Lockheed Martin Corporation, Loral Corporation and Lear-Siegler, Inc.

A brief description of the material terms of Mr. Mehmel’s employment agreement is provided in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on June 30, 2005. A copy of such agreement is included as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2004. No family relationship exists between Mr. Mehmel and any other officer, director or principal shareholder of the Company.

Item 9.01               Financial Statements and Exhibits

(c) Exhibits

The following press release is included as an exhibit to this report:

Exhibit No.	Description
99.1	DRS Technologies, Inc. Press Release dated May 16, 2006.

DRS TECHNOLOGIES, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DRS TECHNOLOGIES, INC.
(Registrant)

Date: May 17, 2006
	By:	/s/ RICHARD A. SCHNEIDER

Richard A. Schneider
Executive Vice President,
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	DRS Technologies, Inc. Press Release dated May 16, 2006.